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                                                                   EXHIBIT 11(a)



                               CONSENT OF COUNSEL

                        AIM INVESTMENT SECURITIES FUNDS


                 We hereby consent to the use of our name and to the references to our firm under the caption "General Information - - Legal Counsel" in the Prospectuses for each of AIM Limited Maturity Treasury Shares and Limited Maturity Treasury Portfolio Institutional Shares, each a class of the Limited Maturity Treasury Portfolio, and under the caption "Miscellaneous Information
- - Legal Matters" in the Statement of Additional Information for AIM Limited Maturity Treasury Shares, all of which form a part of Post-Effective Amendment No. 7 to the Registration Statement of AIM Investment Securities Funds on Form N-1A under the Securities Act of 1933 (Reg. No. 33-39519).



                                        /s/BALLARD SPAHR ANDREWS & INGERSOLL
                                          ------------------------------------
                                          Ballard Spahr Andrews & Ingersoll



Philadelphia, Pennsylvania
November 21, 1996